Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy Chief Accounting Officer 805.566.6100 investor@qad.com	Laurie Berman PondelWilkinson Inc. 310.279.5980 lberman@pondel.com

QAD Issues Preliminary Fiscal 2018 Results

-- Subscription Revenue Grows 33 Percent,

Total Revenue Grows 10 Percent Year-over-Year --

SANTA BARBARA, Calif. – February 26, 2018 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported preliminary results for the fiscal year ended January 31, 2018.

QAD expects to report total revenue of approximately $305 million for fiscal 2018, compared to previously-issued guidance of $300 to $302 million. Total revenue includes approximately $70 million of subscription revenue. For the fiscal year, the company expects a pre-tax loss of approximately $4 million, compared to previously-issued guidance of about breakeven. In fiscal 2017, QAD reported total revenue of $278 million, including subscription revenue of $52 million, and pre-tax income of $4 million.

Stronger than anticipated new cloud business bookings in the fourth quarter resulted in higher commissions and bonuses without the associated revenue, as the company currently recognizes these expenses up front, while the revenue is recognized ratably over the contract period. These higher sales expenses, combined with the negative impact of foreign exchange and lower margins in the professional services business, resulted in the pre-tax loss. The company anticipates operating profit will improve in fiscal 2019. The company notes that with the adoption of ASC606 in fiscal 2019, the company will capitalize sales commission expenses and recognize them ratably over the useful life of the customer contract.

“Our cloud business continues to grow, delivering 33 percent subscription revenue growth over last year,” said Karl Lopker, Chief Executive Officer. “With a continued strong global manufacturing environment and a highly flexible cloud ERP suite, we have driven subscription revenue to nearly one-quarter of our total business. Our strong new cloud business performance in Q4 gives us a solid start to our next fiscal year.”

QAD expects to report full financial results for the fiscal 2018 fourth quarter and full year on Wednesday, March 21, 2018.

Fiscal 2018 Fourth Quarter and Full Year Results Conference Call

When: Wednesday, March 21, 2018

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1059 (domestic); 612-234-9960 (international)

Replay: Accessible through midnight March 26, 2018; 800-475-6701 (domestic); 320-365-3844 (international); passcode 443403

Webcast: Accessible at www.qad.com; archive available for approximately one year

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Cloud ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

"QAD" is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company’s business, future economic performance or any of the assumptions underlying or relating to any of the foregoing. Forward-looking statements are based on the company’s current expectations. Words such as “expects,” “believes,” “anticipates,” “could,” “will likely result,” “estimates,” “intends,” “may,” “projects,” “should,” “would,” “might,” “plan” and variations of these words and similar expressions are intended to identify these forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements. These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company’s products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment. For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company’s latest Annual Report on Form 10-K and, in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. Management does not undertake to update these forward-looking statements except as required by law.

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